                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT


                                by and between


                         BAXTER HEALTHCARE CORPORATION


                                      and


                                 UROGEN CORP.

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     ASSET PURCHASE AGREEMENT ("Agreement"), made this 28th day of February, 1998, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 (the "Seller"), and UROGEN CORP., a Delaware corporation with offices at 10835 Altman Row, Suite A, San Diego, California, 92121 ("Buyer").

                                   RECITALS

     WHEREAS, the Seller currently operates a business segment known as the Molecular Biology Unit of its Biotech Business Group (the "Unit");

     WHEREAS, the business in which the Unit is engaged includes the research and development of the Mini-Ad Vector Technology (as hereinafter defined);

     WHEREAS, the Buyer desires to purchase from Seller, and the Seller desires to sell to Buyer, the Mini-Ad Vector Technology, together with certain other property related to the research, development, manufacture, use and sale of products utilizing the Mini-Ad Vector Technology, on and subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

                                     TERMS

 1.  Definitions and Interpretation.
     ------------------------------

     1.1 Definitions.  Capitalized terms used herein shall have the following
         -----------
meanings:

     "Actions" shall mean claims, actions, suits, audits, proceedings or investigations, whether at law, in equity or admiralty, and whether or not before any Tribunal or any Authority.

     "Affiliate" shall mean, with respect to any party, any entity (i) which directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the party or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by a party or any of such party's Subsidiaries.

     "Assets" shall refer to the following assets and properties owned by the Seller and used, held or arising in connection with the business of the Unit relating to the Mini-Ad Vector Technology:

     a. all Intellectual Property Rights which exclusively relate to the Mini-Ad Vector Technology, including but not limited to those described on Schedules 3.7(A), (B), (C) and (D) attached hereto;
          ----------------------------------

     b.   all goodwill relating exclusively to the Mini-Ad Vector Technology;

     c. (i) any inventions which may have been made and in which Seller owns rights pursuant to the Clinical Studies Agreement between McMaster University and Seller dated April 4, 1996; and (ii) any inventions relating to adenoviral vector which may have been made or which are made in the future, and in which Seller owns rights pursuant to the July 1, 1996 agreement between Seller and the Chinese Academy of Military Medical Services.

     d. all furniture, supplies, tools, machinery, equipment and materials listed on Schedule 1.1(A), attached hereto;
                    ---------------

     e. all quantities of finished goods inventory of Mini-Ad Vector Products ("Included Inventory") existing on the Closing Date;

     f. all right, title and interest of the Seller in or with respect to the contracts and agreements listed on Schedule 1.1(B) attached hereto (the "Included Agreements");

     g. all books and records including, without limitation, laboratory notebooks, operating manuals, procedures manuals, drawings and specifications relating exclusively to the Mini-Ad Vector Technology;

     h. to the extent such transfer or assignment is permitted by applicable law, rule or regulation, all of (i) the foreign marketing and clinical authorizations, clearances and approvals set forth on Schedule 3.4(A),
                                                                ---------------
          and (ii) the FDA Submissions set forth on Schedule 3.4(B), and with
                                                    ---------------
          respect to each of (i) and (ii) which solely relate to Mini-Ad Vector Technology and/or Mini-Ad Vector Products;

     i. all of Seller's right, title and interest in any existing or future claims or causes of action against suppliers or vendors of Included Inventory or any other Assets;

     j. all of Seller's rights, title and interest to any prepayments or deposits in connection with the Assets; and

     k.   the biologics listed on Schedule 1.1(C) attached hereto (the
                                  ---------------
          "Biologics").

The Assets described in items a, b and c above are hereinafter referred to from time to time as the "Intellectual Property Assets". The Assets described in items d through k above, inclusive, are hereinafter referred to from time to time as the "Other Assets". Notwithstanding any other terms or provisions of this Agreement to the contrary, the defined term "Assets" shall not include any of the following:

     i.   any cash or cash equivalents;

     ii.  the agreements listed on Schedule 1.1(D) attached hereto
                                   ---------------
          (collectively, the "Excluded Agreements");

     iii. any real property;

     iv.  any of the Intellectual Property listed on Schedule 1.1(E) attached
                                                     ---------------
          hereto, any Intellectual Property Rights that are the subject of the Seller License Agreement, and any Shrinkwrap Software;

     v. any books or records not relating exclusively to the Mini-Ad Vector Technology or the Assets (provided, however, that upon the Buyer's
                                    --------  -------
          request the Seller shall provide to Buyer copies of Seller's books and records which relate, but not exclusively, to the Mini-Ad Vector Technology or the Assets, redacted to exclude information which does not relate to the Mini-Ad Vector Technology or the Assets); or

     vi.  any accounts receivable.

     "Assigned Contracts" shall have the meaning assigned thereto in the definition of "Assumed Liabilities".

     "Assumed Liabilities" shall mean liabilities and obligations of the Seller, other than accounts payable and Excepted Obligations, under any Included Agreements of the Seller which (a) are validly and effectively assigned to the Buyer under this Agreement and (b) conform to the representations and warranties with respect thereto contained in this Agreement (the "Assigned Contracts"), subject to the following: (i) in the case of rental payments under leases of personal property, only to the extent that such rental payments relate to periods after the Closing Date and (ii) in the case of all other obligations under the Assigned Contracts, only to the extent that the obligation (including payment) is by its terms first to be performed after the Closing Date.

     "Authority" shall mean any Federal, state, municipal, foreign or other government or governmental department, commission, board, bureau, agency or instrumentality.

     "Business Day" shall mean any day other than (a) a Saturday or Sunday or
                                       ----- ----
(b) a day on which commercial banks in California are authorized or required by law to close.

     "Buyer" shall have the meaning assigned thereto in the Preamble to this Agreement.

     "Buyer Common Stock" shall mean the common stock of the Buyer, $.001 par value per share.

     "Buyer's Counsel's Opinion" shall mean the opinion of Buyer's legal counsel, Wilson, Sonsini, Goodrich & Rosati, with respect to this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, the form and content of which shall be negotiated after the execution and delivery hereof and prior to the Closing.

     "Buyer Liabilities" shall have the meaning assigned thereto in Section
                                                                    -------
2.4(C).
------

     "Buyer Preferred Stock" shall mean Series B and Series C Convertible Preferred Stock of Buyer, par value $.001, having rights, preferences and designations (including a per share liquidation value of $1,000 as set forth on Exhibit A to this Agreement.
---------

     "Closing Date" shall have the meaning assigned thereto in Section 2.5.
                                                               -----------

     "Closing" shall have the meaning assigned thereto in Section 2.5.
                                                          -----------

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contaminants" shall mean any material, pollutant, substance or waste which is defined in, regulated by, or subject to any Environmental Law, including asbestos and asbestos containing materials.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

     "Copyrights" shall mean United States and foreign copyrights, whether registered or unregistered.

     "Credit Agreement" shall mean an annual equity line of credit agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing.

     "Customized Software" shall mean all Software owned by or licensed to the Seller and used by the Seller exclusively in connection with the Mini-Ad Vector Technology, other than Shrinkwrap Software.

     "Development Agreement" shall mean a development agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing, which shall contain (at a minimum) the terms and conditions set forth in Exhibit B attached to this Agreement.
                        ---------

     "Distribution Agreement" shall mean a distribution agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing, which shall contain (at a minimum) the terms and conditions set forth in Exhibit C attached to this Agreement.
                        ---------

     "Encumbrance" shall mean any lien, charge, security interest, encumbrance or claim, whether legal or equitable.

     "Environmental Laws" shall mean any and all laws, statutes, codes, rules, regulations, ordinances, orders, writs, decrees and injunctions of any Authority relating to the protection or pollution of the environment, or community health and safety, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act and the Hazardous and Solid Waste Amendments, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act and any similar or analogous statutes, regulations and decisional law of any Authority.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Benefit Plans" shall mean any (i) "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (ii) "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), or (iii) "welfare benefit plan" (as such term is defined in Section 3(1) of ERISA).

     "Excepted Obligations" shall mean:

          (a) any debt, liability or obligation arising from any breach of any covenant, representation or warranty in any Assigned Contract arising prior to the Closing;

          (b) any debt, liability or obligation arising from any action, circumstance or omission, occurring or existing on or prior to the Closing Date, which (with or without notice, the passage of time or both) is, or would become, a breach of any Assigned Contract on the part of the Seller; and

          (c) any debt, liability or obligation arising under any Assigned Contract as to which the Seller shall already have received any payment or other consideration, to the extent of fair value of such payment or other consideration.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FDA" shall mean the U.S. Food and Drug Administration.

     "Fully Loaded Cost" shall mean for either party, such party's cost of manufacturing, performing or acquiring any items or services, in accordance with GAAP and, with respect to each party, in accordance with such party's normal accounting policies, all consistently applied.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, applied on a consistent basis.

     "Included Agreements" shall have the meaning assigned thereto in the definition of "Assets".

     "Indemnified Party" shall have the meaning assigned thereto in Section
                                                                    -------
8.2(F).
------

     "Indemnifying Party" shall have the meaning assigned thereto in Section
                                                                     -------
8.2(F).
------

     "Information" shall mean confidential ideas, trade secrets, technology, know-how, inventions (whether or not patentable) and improvements thereto, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

     "Intellectual Property" shall mean Copyrights, Patents, Trademarks, Information and Software.

     "Intellectual Property Right" shall mean any right possessed by any person or entity which arises as a result of his or its ownership, license or use of, or of any application for, or application for registration of, any Intellectual Property.

     "Investment Agreement" shall mean an investment agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing, which shall contain (at a minimum) the terms and conditions set forth in Exhibit D attached to this Agreement.
         ---------

     "Licenses" shall mean licenses, authorizations, authorities, approvals, permits and certificates.

     "Losses" shall mean liabilities, claims, losses, costs, damages, and expenses (including reasonable attorneys' fees and expenses), whether incurred in connection with a claim, controversy or dispute between the parties hereto or between a party hereto and one or more third parties.

     "Material Adverse Effect", with respect to the Seller or the Buyer, means a material adverse effect, or the occurrence or existence of facts or circumstances that would reasonably be expected to result in a material adverse effect, on the business, assets, liabilities, results of operations, properties, financial or operating condition of (i) the Unit, in the case of the Seller, and
(ii) Buyer
and its subsidiaries taken as a whole, in the case of Buyer, or on the ability of any such Person (and to the extent applicable, its subsidiaries) to consummate the transactions contemplated hereunder.

     "Mini-Ad Vector Technology" shall mean technology developed by Seller and relating to adenoviral vectors for gene therapy.

     "Mini-Ad Vector Products" shall mean all products which utilize the Mini-Ad Vector Technology.

     "Non-Assumed Liabilities" shall have the meaning assigned thereto in
Section 2.4(A).
--------------

     "Non-ERISA Plans" shall mean, in respect of any Person, each and every (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by such Person without premium or penalty on notice of 30 days or less under which the only monetary obligation of such person is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement (as to the latter three, where such person is the recipient of the services); deferred compensation agreement, confidentiality agreement or covenant not to compete (other than confidentiality agreements and covenants not to compete contained in agreements which are required to be disclosed by such Person hereunder), (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of such Person; or (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

     "Orders" shall mean any order, writ, injunction or decree of any Tribunal or Authority.

     "Patents" shall mean United States and foreign patents, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions and disclosures.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" shall mean (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) liens on deposits or pledges to secure obligations under workmen's compensation, social security or similar laws and
(d) other liens, encumbrance(s) or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance(s) or imperfection.

     "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Authority or other entity.

     "PTO" shall mean the United States Patent and Trademark Office.

     "Purchase Consideration" shall have the meaning assigned thereto in Section
                                                                         -------
2.2.
---

     "Registration Rights Agreement" shall mean a registration rights agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing, which shall contain (at a minimum) the terms and conditions set forth in Exhibit E attached to this Agreement.
                                  ---------

     "Representatives" shall mean, with respect to any Person, such Person's officers, directors, employees, independent contractors, agents and representatives.

     "Round Lake Facility" shall mean the facility, located at WG 2 3S Route 120 & Wilson Road, Round Lake, Illinois, in which the Unit currently conducts certain of its operations.

     "Royalty Agreement" shall mean a royalty agreement between the Buyer and the Seller and dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Reports" shall mean all forms, reports and documents required to be filed with the SEC pursuant to the Securities Act or the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreement" shall mean an agreement between Buyer, as grantor, and Seller, as grantee, to be negotiated after the execution and delivery hereof and prior to the Closing, pursuant to which the Buyer shall grant to Seller a first priority security interest in the Intellectual Property Assets for a period beginning on the Closing Date and ending twenty four (24) months following the Closing Date.

     "Seller" shall have the meaning assigned thereto in the Preamble to this Agreement.

     "Seller License Agreement" shall mean a license agreement between the Buyer and the Seller, to be negotiated after the execution and delivery hereof, and prior to the Closing, relating to the non-exclusive licensing by Seller to Buyer of certain Intellectual Property Rights of Seller (other than the Assets) existing as of the Closing Date which shall be required by Buyer as currently utilized by the Unit to research and develop the Mini-Ad Vector Technology and to make, use and sell the Mini-Ad Vector Products, subject to existing licenses and agreements by which Seller may be bound.

     "Services Agreement" shall mean an agreement between the Buyer and the Seller, to be negotiated after the execution and delivery hereof and prior to the Closing, relating to manufacturing, regulatory and other support services (other than those covered by the other Transaction Documents) which shall provide, among other terms to be mutually agreed by the parties, for the Seller to provide to the Buyer, at its Fully Loaded Cost, certain of such services of the type which are now rendered by the Seller in respect of the Unit, for a specified period following the Closing.

     "Seyfarth Opinion" shall mean the opinion of Seyfarth, Shaw, Fairweather & Geraldson, counsel to the Seller, with respect to this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, the form and content of which shall be negotiated after the execution and delivery hereof and prior to the Closing.

     "Shrinkwrap Software" shall mean all Software that is available in consumer retail stores and subject to form shrinkwrap license agreements.

     "Software" shall mean computer software programs and software systems, including, without limitation, all database applications, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

     "Stockholders' Agreement" shall mean a stockholders' agreement by and among the Seller, the Buyer and certain of the Buyer's stockholders, dated as of the Closing Date, the provisions of which shall be negotiated by the parties after the execution and delivery hereof and prior to the Closing, which shall contain (at a minimum) the terms and conditions set forth in Exhibit F attached to this
                                                     ---------
Agreement.

     "Subsidiary" shall mean, as to any party, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the party, by one or more of its subsidiaries, or by the party and one or more of its subsidiaries.

     "Taxes" shall mean all taxes, including all Federal, state, local, foreign and other income, franchise, sales, use, property, payroll, stamp, withholding, environmental, alternative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and any contractual or other obligation to indemnity or reimburse any person with respect to any such assessment.

     "Tax Return" shall mean, in respect of any Person, any report, statement, return, declaration of estimated Tax or other information required to be supplied by or on behalf of such Person to a Tax Authority in connection with Taxes, or with respect to grants of Tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other Tax information concerning such Person.

     "Third Party Claim" shall mean, in respect of any party hereto, any claim, or the commencement, or possible commencement, of any Action with respect to which indemnification is or is reasonably likely to be claimed by such party pursuant to Section 8.
            ---------

     "Trademarks" shall mean United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered.

     "Transaction Documents" shall mean the following:

         (i)   the Distribution Agreement,
        (ii)   the Registration Rights Agreement,
       (iii)   the Stockholders' Agreement,
        (iv)   the Credit Agreement,
         (v)   the Development Agreement,
        (vi)   the Seller License Agreement,
       (vii)   the Services Agreement,
      (viii)   the Royalty Agreement,
        (ix)   the Investment Agreement,
         (x)   the Security Agreement,
        (xi) and each of the other agreements, documents and instruments being, or to be, executed in connection with the transactions contemplated hereunder.

     "Transactional Taxes" shall mean all sales, use, transfer, conveyance, bulk transfer, business and occupation, value added or other such Taxes, duties, excises or governmental charges imposed by any taxing jurisdiction.

     "Tribunal" shall mean any domestic or foreign court, arbitration board or other tribunal.

     "Unit" shall have the meaning assigned thereto in the Preamble to this Agreement.

     1.2  Interpretation.
          --------------

          (A) In respect of any of the Seller or the Buyer, the terms "to the knowledge of" such Person and "awareness of" such party, and variations thereof, shall be deemed to refer to the actual knowledge and/or awareness (without any requirement of inquiry) of the Relevant Persons of such Party. In respect of the Seller, the term "Relevant Persons" shall be deemed to refer to (i) Victor W. Schmitt, Cynthia L. Collins, Wei-Wei Zhang, MD, Ph.D., Sarah E. Bates, and William Kritchevsky and (ii) any other person who, prior to the Closing Date, shall succeed to the position or office now held by any of the foregoing persons in (i). In respect of the Buyer, the term "Relevant Persons" shall be deemed to refer to (i) Ivor Royston, Paul Quadros, Robert Sobol, and (ii) any other person who, prior to the Closing Date, shall succeed to the position or office now held by any of the foregoing persons in (i).

          (B) Whenever in this Agreement the phrase "in the ordinary course of business" is used, it shall be construed as meaning "in the ordinary course of business and substantially consistent with prior practice."

          (C) Whenever in this Agreement the term "including" is used, it shall be construed as meaning "including but not limited to."

          (D) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in effect at the Closing.

          (E) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to commitments, leases, licenses, contracts and agreements.

          (F) Whenever in this Agreement the term "party to" is used in regard to an agreement, it shall be construed as meaning "party to or bound by".

          (G) Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

 2.  Purchase and Sale of the Assets; Closing.
     ----------------------------------------

     2.1  Purchase and Sale.  In reliance on the representations and warranties
          -----------------
contained herein and subject to all of the terms and conditions hereof, the Seller hereby agrees to sell, assign, transfer and deliver (or cause to be sold, assigned, transferred and delivered) to the Buyer, and the Buyer agrees to purchase from the Seller, on the Closing Date, all of the Seller's right, title and interest in and to the Assets. With respect to the immediately preceding sentence only, the phrase "Seller's right, title and interest in and to the Assets" shall, with respect to the Intellectual Property Assets, include the right, title and interest of Seller's parent corporation, Baxter International Inc., in and to the Intellectual Property Assets. Subject to the Distribution Agreement, Seller shall hold the tangible Assets at the Round Lake Facility for a period not to exceed six months from the date of Closing on behalf of Buyer until Buyer directs Seller in writing to deliver such tangible Assets to Buyer in California ("Buyer's Notice of Delivery"). Buyer's Notice of Delivery shall specify the method of delivery and destination, and the Assets will be delivered by Seller FOB the Round Lake Facility per Buyer's Notice of Delivery. Until the tangible Assets are delivered to Buyer as provided for in this Section 2.1, the Seller shall be responsible for storing and maintaining the tangible assets in good working order, with any extraordinary costs of maintenance subject to the pre-approval of Buyer, and the Buyer shall reimburse the Seller for the Seller's Fully Loaded Costs for such storage and maintenance. Buyer and Seller shall bear equally the costs for de-installing, packing and shipping the tangible Assets to Buyer.

     2.2  Purchase Consideration.  In consideration of the sale, assignment and
          ----------------------
transfer of the Assets pursuant to Section 2.1 hereof, Buyer agrees to issue to
                                   -----------
the Seller Seven Million Five Hundred Forty-Three Thousand Four Hundred Thirty (7,543,430) shares of Buyer Common Stock, or such greater number of shares of Buyer Common Stock such that immediately following the Closing Seller will hold fifty percent (50%) of the outstanding shares of Buyer Common Stock ("Common Stock Consideration"), which percentage may be adjusted downward for any equity investment in Buyer prior to the Closing; provided, however, that Seller shall
                                          --------  -------
have previously approved, in its sole discretion, any such equity investment.

     2.3  Payment.  At the Closing provided for in Section 2.5 hereof, the Buyer
          -------                                  -----------
shall deliver to the Seller certificates representing the Common Stock Consideration and such certificates shall bear the legends set forth in the Registration Rights Agreement and/or the Stockholders Agreement.

     2.4  Liabilities.
          -----------

          (A)  Liabilities Not Assumed.  Except as specifically provided in
               -----------------------
Section 2.4(B), the Buyer neither assumes nor shall be obligated to pay, perform
--------------
or discharge, and the Seller hereby agrees to pay, perform, discharge or otherwise satisfy in due course and to hold the Buyer harmless from, any and all debts, liabilities and obligations of the Seller, whether known or unknown, fixed, contingent or otherwise, including, without limitation, all Taxes and liabilities under Environmental Laws relating to or arising from any Seller operations and/or the Assets up to and including the Closing Date (all such non-assumed liabilities being hereinafter collectively referred to as the "Non-Assumed Liabilities").

          (B)  Assumed Liabilities.  In addition to the consideration payable
               -------------------
pursuant to Section 2.2 hereof, and subject to the terms and conditions set
            -----------
forth in this Agreement, effective as of the Closing Date, the Buyer hereby assumes only the Assumed Liabilities.

          (C)  Buyer Liabilities.  The Seller shall have no liability for any
               -----------------
obligations of the Buyer that are incurred or arise after the Closing Date ("Buyer Liabilities") except to the extent (i) otherwise provided in this Agreement or any Transaction Document or (ii) that any such liability arises from a wrongful act or omission on the part of the Seller, any Affiliate of Seller or any Representative of any of the foregoing.

     2.5  Closing.  The closing of the purchase and sale of the Assets hereunder
          -------
(the "Closing") shall be held at the offices of the Buyer, as promptly as reasonably practicable following the date on which the last of the conditions set forth in Section 6 has been satisfied or waived in accordance with the terms
             ---------
of this Agreement, or on such other date, and at such other time and place, as the Seller and the Buyer shall mutually agree in writing (the day of occurrence of the Closing being referred to hereinafter as the "Closing Date").

3.   Representations and Warranties of the Seller.  The Seller represents and
     ---------------------------------------------
warrants to the Buyer as of the date hereof, and as of the Closing Date, as follows:

     3.1  Good Standing. The Seller is a corporation organized, validly existing
          -------------
and in good standing under the laws of the State of Delaware, and with respect to the Mini-Ad Vector Technology and the Assets, has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of the Seller have been provided to the Buyer.

     3.2  Authority. Subject to the approval of Seller's Board of Directors, the
          ---------
Seller possesses full right, corporate power and legal authority to execute and deliver this Agreement and the Transaction Documents to which the Seller is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. Subject to the approval of Seller's Board of Directors, the execution and delivery of this Agreement and the Transaction Documents to which the Seller is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed by the Seller and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligations of the Seller enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. Except as set forth on Schedule 3.2, the execution and delivery of this
                       ------------
Agreement and the Transaction Documents to which the Seller is a party and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of the Seller, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the Assets of the Seller pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of the Seller under, or (4) cause a termination under or give rise to a right of termination under, the terms of, any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which the Seller is a party or which is binding upon the Seller (it being agreed that this subsection (B) shall be deemed to refer only to the Assets, liabilities, obligations, contracts, mortgages, liens, leases, agreements, indentures, trusts, instruments, orders, judgments and decrees which relate to or affect the Mini-Ad Vector Technology, the Assets and/or the Assumed Liabilities and which are being transferred to, assumed by or sublicensed to the Buyer, as the case may be); provided, however, that the existence of any such violations, conflicts, encumbrances, accelerations, creations, terminations or rights of termination shall not be deemed to be a breach of this Section 3.2 unless, individually
                              -----------
or in the aggregate, they would have a Material Adverse Effect on the Unit or (subsequent to the Closing) on the Buyer.

     3.3  Consents and Approvals.  Except as set forth on Schedule 3.2 and
          ----------------------                          ------------
Schedule 3.3 , no other action or consent, whether corporate or otherwise,
------------
including action or consent by any Authority or any other third party, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to the Seller or the consummation by it of the transactions contemplated hereby and thereby.

     3.4  Regulatory Matters.
          ------------------

          (A)  Schedule 3.4A sets forth a true and correct list of all foreign
               -------------
marketing and clinical authorizations, clearances, approvals and related submissions, if any, which (i) relate to the Mini-Ad Vector Technology and/or Mini-Ad Vector Products and (ii) are either (a) submitted and pending, or (b) cleared and/or approved.

          (B)  Schedule 3.4B sets forth a true and correct list of all PMA's,
               -------------
510(k)'s, IDE's, IND's, MAF's, DMF's, ELA's, PLA's and other FDA related submissions, if any, which (i) relate to the Mini-Ad Vector Technology and/or Mini-Ad Vector Products and (ii) are either (a) submitted and pending, or (b) cleared and/or approved.

     3.5  Taxes. Except as set forth in Schedule 3.5:
          -----                         ------------

          (A) As a business segment of the Seller, the Unit does not file Tax Returns;

          (B) The Seller has, in respect of the Unit and the Assets, withheld proper and accurate amounts (including from persons now or previously employed by the Unit for income Taxes and Social Security and other payroll Taxes) for all periods in compliance with all relevant Tax laws and other withholding provisions of all applicable laws; and either paid such amounts to the relevant Tax Authorities or set them aside in accounts for such purpose; provided,
                                                                --------
however, that no failure to so withhold, pay or set aside such Taxes shall
-------
constitute a breach of this Section 3.5(B) unless such failure would have a
                            --------------
Material Adverse Effect after the Closing on the Buyer;

          (C) the Seller has, since its incorporation, been a "C" corporation, as defined in Section 1361(a) of the Code; and
                           ---------------

          (D) to the Seller's knowledge, no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.
                                          ------------

     3.6  Title; Tangible Personal Property
          ---------------------------------

          (A) Except as set forth in Schedule 3.6(A), each material item of tangible personal property included in the Assets, as well as each material item of personal property covered by a lease included in the Included Agreements, is located at the Round Lake Facility.

          (B)  Except as set forth in Schedule 3.6(B) hereto, the Seller (or
                                      ---------------
with respect to the Intellectual Property Assets, its parent corporation, Baxter International Inc.) is the sole and exclusive owner of and has good and valid title to all of the Assets (except for the Biologics, for which the Seller makes no representation or warranty and which are being sold to Buyer "as is"), free and clear of all Encumbrances, except for Permitted Encumbrances.

     3.7  Intellectual Property.
          ---------------------

          (A)  Schedule 3.7(A) contains a list and description of all Patents
               ---------------
and Trademarks currently owned by or licensed to the Seller (or its parent corporation, Baxter International Inc.) and which exclusively relate to the Mini-Ad Vector Technology (separately identifying those which are owned and those which are licensed and, if not owned by the Seller, identifying the owner thereof, if any).

          (B)  Schedule 3.7(B) contains a list and description of all material
               ---------------
Copyrights (registered or unregistered) owned by or licensed to the Seller and which exclusively relate to the Mini-Ad Vector Technology (in the case of licensed Copyrights, identifying the owner thereof and the related work).

          (C)  Schedule 3.7(C) contains a list of (i) all applications for
               ---------------
registration of any Intellectual Property (other than Patents) owned by or licensed to the Seller and which exclusively relate to the Mini-Ad Vector Technology as well as a list of all existing registrations of any such Intellectual Property (in either case, identifying the Intellectual Property, the application or registration number and the jurisdiction thereof) and (ii) pending applications for any Patents which exclusively relate to the Mini-Ad Vector Technology where the Seller (or its parent corporation, Baxter International Inc.) is listed as the owner or is the licensee of any of the underlying technology (identifying the subject matter of the application, the relevant application number, the jurisdiction thereof and the owner thereof). True and correct copies of all such applications and registrations have been provided to the Buyer.

          (D)  Schedule 3.7(D) contains a list and description (showing in each
               ---------------
case the parties thereto and, in the event the same has not been reduced to writing, the material terms thereof) of all material agreements and licenses to which the Seller is a party or by which it is bound which entitle the Seller or a third party to use, or restrict the Seller's or a third-party's use of, (i) any Copyrights, Patents, Trademarks or Information owned by, licensed to, or used by, the Seller (or its parent corporation, Baxter International Inc.) exclusively in connection with the Mini-Ad Vector Technology or (ii) any Customized Software.

          (E)  Except as disclosed in Schedule 3.7(E): (i) those Intellectual
                                      ---------------
Property Assets consisting of Patent, Copyright or Trademark registrations, are valid and in full force and effect, and (ii) neither the Seller nor its parent corporation, Baxter International Inc., has received written notice of any outstanding challenges, by any third party, either to any such Patent, Copyright or Trademark registrations or to any of the applications described in Section
                                                                      -------
3.7(C).
------

          (F)  Except as disclosed in Schedule 3.7(F), the Seller is not aware
                                      ---------------
that there now exists any use, by a third party, of any Intellectual Property which violates any Intellectual Property Right of the Seller (or its parent corporation, Baxter International Inc.) in the Intellectual Property Assets.

          (G)  Except as set forth in Schedule 3.7(G), and except for the
                                      ---------------
Biologics, (i) to the Seller's knowledge, no infringement of any material Intellectual Property Right of any other person or entity has occurred or results in any way from the use, manufacture and sale of the Mini-Ad Vector Technology or Mini-Ad Vector Products, and (ii) no claim of any infringement by the Seller of any material Intellectual Property Right of any other person or entity has been made, asserted or threatened in writing against and to the Seller (or its parent corporation, Baxter International Inc.) relating to any of the Intellectual Property Assets. The Seller makes no representation or warranty with respect to the infringement of third party Intellectual Property Rights by the Biologics, all of which are being sold to the Buyer "as is."

          (H)  Schedule 3.7(H), contains a list and description of all Patents
               ---------------
which are to be licensed by Seller (or its parent corporation, Baxter International Inc.) to Buyer under the Seller License Agreement.

     3.8  Contracts and Commitments.
          -------------------------

          (A)  Except as set forth on Schedule 3.8(A), there is no existing
                                      ---------------
material breach of any of the Included Agreements by Seller; to the knowledge of Seller, and subject to the foregoing, no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach of any such agreement by Seller or give rise to a right on the part of any of the other parties thereto to terminate such agreement or to deprive Seller of any material right, or accelerate any of its material obligations, thereunder.

          (B)  Except as set forth on Schedule 3.8(B), to the knowledge of
                                      ---------------
Seller, there is no existing material breach of any of the Included Agreements by any party (other than Seller) thereto and no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach thereof by such other party or give rise to a right on the part of Seller to terminate such agreement or to deprive the other party of any right, or accelerate any obligation of such party, thereunder.

           (C)  Except as set forth on Schedule 3.8(C), there are no current
                                      ---------------
circumstances which create a reasonable probability that Seller will not, or will be unable to, fulfill any of its material obligations, under any of the Included Agreements.

           (D) Seller has not, during the current term of any insurance policy which provides coverage with respect to persons, properties or operations of the Unit, received any notice canceling or threatening to cancel or refusing to renew, based (to the knowledge of Seller) on reasons relating directly to the business of the Unit, within the last twelve months.

     3.9   Labor Relations.    Schedule 3.9 sets forth a list of all of Seller's
           ---------------     ------------
employees in the Unit whose work relates to the Mini-Ad Vector Technology, none of whom is subject to union or collective bargaining agreements by which the Seller is bound or subject. The Seller has not at any time during the last five years had, nor is there now to the knowledge of the Seller threatened, a strike, picket, work stoppage, work slowdown, union organizing activity or other labor trouble that has had or would be reasonably likely to have a Material Adverse Effect on the Unit.

     3.10  Legal Proceedings.
           -----------------

           (A)  Except as set forth on Schedule 3.10(A) attached hereto, there
                                       ----------------
are no Actions pending, or to the knowledge of the Seller, threatened against or affecting the Seller, which relate to the Assets or the Unit; and the Seller is not in default with respect to any Order which has been issued against the Seller in connection with the Assets or the Unit. Except as set forth on
Schedule 3.10(A), to Seller's knowledge there are no Orders issued against the
----------------
Seller which relate to the Assets or the Unit.

           (B)  Except as set forth on Schedule 3.10(B), there are no Actions in
                                       ----------------
which the Seller, in connection with the Assets, is either a plaintiff or, if not a formal proceeding, an aggrieved party or claimant.

     3.11  Compliance with Law.  Except as set forth in Schedule 3.11, in
           -------------------                          -------------
connection with the operations of the Unit relating to the Assets, (i) the Seller has complied in all respects with, and (ii) all of the Assets are in compliance in all respects with, all material laws, orders, rules, and regulations of each Authority having jurisdiction over the Unit or its operations or properties, where the failure to so comply would have a Material Adverse Effect on the Unit.

     3.12  Absence of Certain Changes.  Except as specifically disclosed in the
           --------------------------
SEC Reports filed by Seller on or prior to the date of this Agreement or as set forth on Schedule 3.12, and except for this Agreement and the Transaction
         -------------
Documents, since December 31, 1997, Seller has not entered into any material transaction, or, in any material respect, conducted business or operations of the Unit relating to the Mini-Ad Vector Technology or the Assets other than in the ordinary course of business consistent with past practice.

     3.13  Compensation. Schedule 3.13 sets forth a true and correct list of the
           ------------  -------------
(a) names, (b) positions and (c) compensation arrangements (including annualized salary, bonus and commission arrangements), monetary or otherwise, of all current employees of the Unit whose work relates to the Mini-Ad Vector Technology. Except as set forth on Schedule 3.13, to the Seller's knowledge, no
                                   -------------
such employee has provided notice to the Seller with regard to either cancellation or other termination of his or her relationship with the Seller.

     3.14  Books and Records.  The books and records of the Seller included in
           -----------------
the Assets accurately reflect all material Assets, and all material liabilities and transactions of the Unit relating to the Mini-Ad Vector Technology.

     3.15  Brokers. No broker, finder or other such Person or entity is entitled
           -------
to receive a finder's or broker's fee or commission with respect to the transactions contemplated hereby based on arrangements made by or on behalf of the Seller.

     3.16  Benefits Received.  The Seller has not:
           -----------------

           (A) received any payment or other consideration for any products or services that the Buyer will be obligated hereunder to deliver; or

           (B) received any payment or other benefit for or with respect to any other obligation that the Buyer will be obligated hereunder to perform.

     3.17  Inventory.  Attached hereto as Schedule 3.17 is a true and correct
           ---------                      -------------
list describing, for any Included Inventory held by the Seller as of December 31, 1997, the aggregate book value of such Included Inventory as of such date.

     3.18  Experience. The Seller is experienced in evaluating companies such as
           ----------
the Buyer, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Buyer, and has the ability to bear the economic risks of the investment.

     3.19  Investment.  The Seller is acquiring the Buyer Common Stock and will
           ----------
acquire any Buyer Preferred Stock for investment for the Seller's own account and not with the view to, or for resale in connection with, any distribution thereof. The Seller understands that the Buyer Common Stock (and any Buyer Preferred Stock) to be acquired by Seller has not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Buyer Common Stock (or any Buyer Preferred Stock) to be acquired by Seller. The Seller understands and acknowledges that the offering and issuance of the

Buyer Common Stock pursuant to this Agreement, and any issuance of Buyer Preferred Stock, will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act based on, among other things, the bona fide nature of the investment intent as expressed herein.

     3.20  Rule 144. The Seller acknowledges that the Buyer Common Stock (and
           --------
any Buyer Preferred Stock) to be acquired by Seller must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of certain securities purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Seller acknowledges that the Buyer will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.20 and will transfer securities on its
                            ------------
books only to the extent not inconsistent therewith and with the Stockholders' Agreement. The Seller acknowledges that all shares representing Buyer Common Stock (and any Buyer Preferred Stock) to be acquired by Seller will bear appropriate restrictive legends reflecting the transfer restrictions reflected in this Section 3.20 as well as in the Stockholders' Agreement.
        ------------

     3.21  No Public Market.  The Seller understands that no public market now
           ----------------
exists for the securities of the Buyer; that it is not expected that a public market will ever exist for the Buyer Preferred Stock; and that it is uncertain whether a public market will ever exist for the Buyer Common Stock.

     3.22  Access to Data.  For purposes of satisfying the applicable
           --------------
requirements for exemption from registration relating to the issuance of the Buyer Common Stock, the Seller acknowledges that it has received and reviewed information about the Buyer and has had an opportunity to discuss Buyer's business, management and financial affairs with its management and to review their facilities.

     3.23  Full Disclosure.  Without limiting any of the foregoing, no
           ---------------
representation or warranty by the Seller herein and no other written statement or certificate furnished by or on behalf of the Seller to the Buyer or its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller that has not been disclosed in this Agreement which would reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

4.   Representations and Warranties of the Buyer.  The Buyer represents and
     -------------------------------------------
warrants to the Seller as of the date hereof, and as of the Closing Date, as follows:

     4.1   Good Standing. The Buyer is a corporation organized, validly existing
           -------------
and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of the Buyer have been provided to the Seller.

     4.2  Authority.  The Buyer possesses full right, corporate power and legal
          ---------
authority to execute and deliver this Agreement and the Transaction Documents to which the Buyer is a party and to perform each of the agreements and make each of the representations and warranties on its part to be performed and made hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which the Buyer is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed by the Buyer and constitutes, and the Transaction Documents (upon and subject to their execution and delivery by all parties thereto) shall constitute, the legal, valid and binding obligations of the Buyer enforceable against it in accordance with their terms subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for the enforcement thereof may be brought. Except as set forth on Schedule 4.2, the execution and
                                               ------------
delivery of this Agreement and the Transaction Documents to which the Buyer is a party and the performance by it of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with the Certificate of Incorporation or By-laws of the Buyer, or (B) (1) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority or any condition or provision of, (2) result in the creation or imposition of any Encumbrance upon any of the property or assets of the Buyer pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of the Buyer under, or (4) cause a termination under or give rise to a right of termination under, the terms of any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which the Buyer is a party or which is binding upon the Buyer; provided,
                                                               --------
however, that the existence of any such violations, conflicts, encumbrances,
-------
accelerations, creations, terminations or rights of termination shall not be deemed to be a breach of this Section 4.2 unless, individually or in the
                              -----------
aggregate, they would have a Material Adverse Effect on the Buyer.

     4.3  Consents and Approvals.  Except at set forth on Schedule 4.3, no other
          ----------------------                          ------------
action or consent, whether corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the Transaction Documents with respect to the Buyer or the consummation by it of the transactions contemplated hereby and thereby.

     4.4  Capitalization.  Except as set forth on Schedule 4.4, the authorized
          --------------                          ------------
capital stock of the Buyer consists, or will consist prior to the Closing, of
(a) Forty Million (40,000,000) shares of Buyer Common Stock, of which Seven Million Five Hundred Forty-Three Thousand Four Hundred Thirty (7,543,430) shares are issued and outstanding on the date of this Agreement and (b) Five

Million (5,000,000) shares of preferred stock, of which no shares are issued and outstanding on the date of this Agreement. Except as set forth on Schedule 4.4
                                                                  ------------
or as specified in the Exhibits hereto, there are no other issued or outstanding securities or equivalents thereof of the Buyer. Except as set forth on Schedule
                                                                       --------
4.4 or as specified in the Exhibits hereto, there are no outstanding obligations
---
of the Buyer to repurchase, redeem or otherwise acquire any securities of the Buyer, other than the Buyer's obligation to convert the Buyer Convertible Preferred Stock into shares of Buyer Common Stock.

     4.5  Valid Issuance of Buyer Common Stock, and Buyer's Preferred Stock.
          -----------------------------------------------------------------
The shares of Buyer Common Stock representing the Common Stock Consideration, when authorized, issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Stockholders' Agreement and the other Transaction Documents and under applicable state and Federal securities laws. Immediately following issuance at Closing, the Common Stock Consideration shall represent 50% of the Buyer Common Stock then issued and outstanding. The Buyer Preferred Stock has been duly authorized and validly reserved for issuance and, upon issuance and receipt of payment therefor, in accordance with the terms of the Transaction Documents, will be duly and validly authorized and issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Stockholders' Agreement and the other Transaction Documents and under applicable state and Federal securities laws.

     4.6  Taxes.
          -----

          (A)  Except as set forth on Schedule 4.6, all Tax Returns required to
                                      ------------
be filed by Buyer have been properly completed and filed on a timely basis and in correct form on or prior to the date hereof. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Buyer or any other information required to be shown thereon, and no extension of time within which to file any such Tax Return has been requested or granted.

          (B) With respect to all amounts in respect of Taxes imposed upon Buyer, or for which Buyer could be liable, whether to taxing Authorities or to other persons or entities, with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Buyer, to taxing Authorities or others, on or before the date hereof have been paid.

     4.7  Brokers.  No broker, finder or other such Person or entity is entitled
          -------
to receive a finder's or broker's fee or commission with respect to, the transactions contemplated hereby based on arrangements made by or on behalf of the Buyer.

     4.8  SEC Documents; Financial Statements.  Buyer has furnished or made
          -----------------------------------
available to the Seller true and complete copies of all reports or registration statements filed by it with the SEC under the Exchange Act for all periods since January 1, 1996, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the financial position of Buyer at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements.

     4.9   Absence of Certain Changes.  Since the Interim Financial Statement
           --------------------------
Date, except as set forth on Schedule 4.9, and except for this Agreement and the
                             ------------
Transaction Documents, Buyer has not entered into any material transaction, or, in any material respect, conducted its business or operations other than in the ordinary course of business consistent with past practice. Since the Interim Financial Statement Date, Buyer has not suffered or had any adverse change in its business, results of operations, assets or financial condition, other than those changes that are in the ordinary course of business, none of which (individually or in the aggregate) would have, or constitute, a Material Adverse Effect on Buyer.

     4.10  Legal Proceedings.
           -----------------

           (A)  Except as set forth on Schedule 4.10 attached hereto, there are
                                       -------------
no Actions pending, or to the knowledge of Buyer, threatened, against or affecting Buyer or any Subsidiary of Buyer; and neither Buyer nor any Subsidiary of Buyer is in default with respect to any Order which has been issued against it. Except as set forth on Schedule 4.10, there are no Orders issued against
                           -------------
Buyer or any Subsidiary of Buyer.

           (B)  Except as set forth on Schedule 4.10, there are no Actions in
                                       -------------
which Buyer or a Subsidiary of Buyer is either a plaintiff or, if not a formal proceeding, an aggrieved party or claimant.

     4.1   Compliance with Law.  Except as set forth on Schedule 4.11, Buyer and
           -------------------                          -------------
each Subsidiary of Buyer has complied in all material respects with, and each such entity and all of its properties are in compliance in all material respects with, all material laws, orders, rules, and regulations of each Authority having jurisdiction over such entity or its operations or properties.

     4.12  Contracts and Commitments.
           -------------------------

           (A)  Except as set forth on Schedule 4.12(A), there is no existing
                                       ----------------
material breach of any contract or agreement to which Buyer or any Subsidiary of Buyer is a party by Buyer or the relevant Subsidiary of Buyer; to the knowledge of Buyer, and subject to the foregoing, no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach of any such agreement by Buyer or the relevant Subsidiary of Buyer or give rise to a right on the part of any of the other parties thereto to terminate such agreement or to deprive Buyer or the relevant Subsidiary of Buyer of any material right, or accelerate any of its material obligations, thereunder.

           (B)  Except as set forth on Schedule 4.12(B), to the knowledge of
                                       ----------------
Buyer, there is no existing material breach of any contract or agreement to which Buyer or any Subsidiary of Buyer is a party by any party (other than Buyer and the relevant Subsidiary of Buyer) thereto and no event has occurred which, with the lapse of time or the giving of notice or both, is reasonably likely to constitute a material breach thereof by such other party or give rise to a right on the part of Buyer or the relevant Subsidiary of Buyer to terminate such agreement or to deprive the other party of any right, or accelerate any obligation of such party, thereunder.

           (C)  Except as set forth on Schedule 4.12(C), to the knowledge of
                                       ----------------
Buyer, there are no current circumstances which create a reasonable probability that Buyer or any Subsidiary of Buyer will not, or will be unable to, fulfill any of its material obligations, under any material agreement to which it is a party.

           (D) Buyer (or the relevant Subsidiary of Buyer, in the case of insurance held by a Subsidiary of Buyer) has not, during the current term of any insurance policy which provides coverage with respect to persons, properties or operations of Buyer or any Subsidiary of Buyer, received any notice canceling or threatening to cancel or refusing to renew, based (to the knowledge of Buyer) on reasons relating directly to the business of Buyer or any Subsidiary of Buyer, any such policy, and no policy insuring any such persons, properties or operations has, based (to the knowledge of Buyer) on reasons relating directly to the business if Buyer or any Subsidiary of Buyer, been canceled by the insurer within the last twelve months.

     4.13  Intellectual Property.
           ---------------------

           (A)  Schedule 4.13(A) contains a list and description of all Patents
                ----------------
and Trademarks currently owned by or licensed to Buyer or any Subsidiary of Buyer (separately identifying those which are owned and those which are licensed and, if not owned by such entity, identifying the owner thereof, if any).

           (B)  Schedule 4.13(B) contains a list and description of all material
                ----------------
Copyrights (registered or unregistered) licensed to Buyer or any Subsidiary of Buyer (identifying the owner thereof and the related work).

          (C)  Schedule 4.13(C) contains a list of (i) all applications for
               ----------------
registration of any Intellectual Property owned by or licensed to Buyer or any Subsidiary of Buyer as well as a list of all existing registrations of any such Intellectual Property (in either case, identifying the Intellectual Property, the application or registration number and the jurisdiction thereof) and (ii) pending applications for any Patents where Buyer or any Subsidiary of Buyer is listed as the owner or is the licensee of any of the underlying technology (identifying the subject matter of the application, the relevant application number, the jurisdiction thereof and the owner thereof). True and correct copies of all such applications and registrations have been provided to the Seller.

          (D)  Schedule 4.13(D) contains a list of all material documents
               ----------------
relating to product clearances relating to Patent infringement performed by or on behalf of Buyer or any Subsidiary of Buyer. Buyer has delivered to the Seller true and correct copies of all such documents, if any.

          (E) Schedule 4.13(E) contains a list (showing in each case the parties
              ----------------
thereto and, in the event the same has not been reduced to writing, the material terms thereof) of all material agreements and licenses to which Buyer or any Subsidiary of Buyer is a party or by which it is bound which entitle Buyer or any Subsidiary of Buyer or a third party to use, or restrict Buyer's or any Subsidiary of Buyer's or a third-party's use of, any Copyrights, Patents, Trademarks or Information owned by, licensed to, or used by, Buyer or any Subsidiary of Buyer. Buyer has delivered to the Seller true and correct copies of all such documents, if any.

          (F)  Except as disclosed in Schedule 4.13(F): (i) to the knowledge of
                                      ----------------
Buyer, all Patents, and all Copyright and Trademark registrations, owned by Buyer or any Subsidiary of Buyer are valid and in full force and effect, and
(ii) Buyer has not received written notice of any outstanding challenges, by any third party, either to any such Patents or registrations or to any of the applications described in Section 4.13(C).
                          ---------------

          (G)  Except as disclosed in Schedule 4.13(G), Buyer is not aware that
                                      ----------------
there now exists any use, by a third party, of any Intellectual Property which violates any material Intellectual Property Right of Buyer or any Subsidiary of Buyer.

          (H) Except as set forth in Schedule 4.13(H), (i) to Buyer's knowledge,
                                     ----------------
no infringement of any material Intellectual Property Right of any other person or entity has occurred or results in any way from the current operations of Buyer or any Subsidiary of Buyer, and (ii) no claim of any infringement by Buyer or any Subsidiary of Buyer of any material Intellectual Property Right of any other person or entity has been made, asserted or threatened in writing against and to Buyer or any Subsidiary of Buyer.

     4.14      Environmental Matters.
               ---------------------

          (A)  Schedule 4.14(A) lists all written notices received by Buyer or
               ----------------
any Subsidiary of Buyer of violations of Environmental Laws or environmental claims from environmental Authorities since January 1, 1993. Buyer has delivered to the Seller true and correct copies of all such notices, claims and reports, as well as all reports of Buyer or any Subsidiary of Buyer filed with such Authorities since such date.

          (B)  Except as set forth in Schedule 4.14(B), to the knowledge of
                                     ----------------
Buyer, (i) there has been no release or discharge by Buyer (or any other Person) of any Contaminant in or on any facility of Buyer or any Subsidiary of Buyer (or the land upon which it is situated) and (ii) there otherwise exist no Contaminants on or in any such real property of Buyer or any Subsidiary of Buyer, in any material quantity, which, in either case, would (a) constitute or have constituted a material violation of any Environmental Law, or (b) give rise to an obligation on the part of Buyer or any Subsidiary of Buyer, its assigns or successors in interest to effect an environmental cleanup or remediation.

     4.15 Labor Relations.  Buyer and its Subsidiaries collectively employ ___
          ---------------
employees, none of whom is subject to union or collective bargaining agreements by which such entity is bound or subject. None of such entities has, at any time during the last five years, had, nor is there now to the knowledge of Buyer threatened, a strike, picket, work stoppage, work slowdown, union organizing activity or other labor trouble that has had or would be reasonably likely to have a Material Adverse Effect on Buyer.

     4.16 Employee Benefit Plans.
          ----------------------

          (A)  Except as set forth in Schedule 4.16(A), neither Buyer nor any
                                      ----------------
Subsidiary of Buyer is a party to or bound by any oral or written Non-ERISA
Plans.

          (B) Except as set forth in Schedule 4.16(B), Buyer and each Subsidiary
                                     ----------------
of Buyer does not maintain, has never maintained, is not required to contribute to, and has never been required to contribute to or pay any amount with respect to, and has no liability with respect to any ERISA Benefit Plans. Except as set forth in Schedule 4.16(B), and, to the best of Buyer's knowledge, each of the
         ----------------
plans described in Schedule 4.16(B) that is an ERISA Benefit Plan ("Buyer Group
                   ----------------
ERISA Benefit Plan") complies in form and is operated in all material respects in accordance with the requirements of ERISA and, where applicable, the Code. Buyer and, to the knowledge of Buyer, each Subsidiary of Buyer, as applicable, has complied with the health care continuation requirements of Section 601, et. seq., of ERISA with respect to its employees and their spouses, former spouses and dependents.

          (C) Except as set forth on Schedule 4.16(C), Buyer has delivered to
                                     ----------------
the Seller, with respect to each Buyer Group ERISA Benefit Plan, correct and complete copies of (i) all plan documents and amendments, trust agreements and insurance contracts and policies, (ii) the current and, to the extent available, the prior summary plan description, (iii) the most recent financial statements, if any, and (iv) where applicable, a determination letter of the Internal Revenue Service evidencing the plan's qualification under the Code.

          (D) Neither Buyer nor any Subsidiary of Buyer has any obligations under any Buyer Group ERISA Benefit Plan or otherwise to provide health benefits to former employees of Buyer or any Subsidiary of Buyer, except as specifically required by law. Neither Buyer nor any Subsidiary of Buyer has any liability, potential or otherwise, under Section 4069 or Section 4212(c) of ERISA. Neither Buyer nor any Subsidiary of Buyer has ever made a contribution to a voluntary employees' beneficiary association described in Section 501(c)(9) of the Code.

          (E) Neither Buyer nor, to the knowledge of Buyer, any Subsidiary of Buyer or any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Buyer Group ERISA Benefit Plan which could subject any such Plan (or its related trust) or Buyer or any Subsidiary of Buyer or any officer, director or employee of Buyer or any Subsidiary of Buyer to the penalty or tax under Section 402(i) or Section 402(1) of ERISA or Section 4975 of the Code.

          (F) There is no pending or, to the knowledge of Buyer, threatened claim which alleges any violation of ERISA or any other law (i) by or on behalf of any Buyer Group ERISA Benefit Plan or (ii) by any employee of Buyer or any Subsidiary of Buyer or any plan participant or beneficiary against any such plan.

          (G) There does not now exist (and has not in the past existed) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained by Buyer or any Subsidiary of Buyer or to which Buyer or any Subsidiary of Buyer contributes or is required to contribute (or contributed or was required to contribute in the past), including any multiemployer employee pension benefit plan, other than an individual account plan within the meaning of Section 3(34) or ERISA.

          (H)  Except as set forth on Schedule 4.16(H), there has been no
                                      ----------------
complete or partial termination of any Buyer Group ERISA Benefit Plan and no action taken by Buyer or its Affiliates at any time during the three years preceding the Closing date which has or will result in termination of any employee benefit plan in effect during such period; nor has there been any "reportable event," as such term is defined in Section 4043(c) of ERISA and the regulations promulgated thereunder, with respect to any Buyer Group ERISA Benefit Plan; and except by reason of discontinuance of any Buyer Group ERISA Benefit Plan as a result of or following the transactions contemplated by this Agreement, no Buyer Group ERISA Benefit Plan or other employee plan, arrangement or agreement of Buyer or any Subsidiary of Buyer provides for additional or accelerated payments or other consideration to be made on account of the transactions contemplated by this Agreement.

     4.17 Books and Records.  Except as set forth in Schedule 4.17, all of the
          -----------------                          -------------
books and records of Buyer and each Subsidiary of Buyer (including all minute books and stock records) are accurate and complete in all material respects, are kept in the ordinary course of business and are maintained at the principal offices of Buyer or the relevant Subsidiary of Buyer.

     4.18 Subsidiaries of Buyer.  The Buyer has no Subsidiaries.
          ---------------------

     4.19 Experience.  Buyer is experienced in evaluating companies, technology
          ----------
and businesses such as the Mini-Ad Vector Technology and the business of the Unit relating to the Mini-Ad Vector Technology and is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge, sophistication, and experience in financial and business matters that it is capable of evaluating the merits and risks of (i) the acquisition and assumption of the Assets and the Assumed Liabilities pursuant to the terms and conditions of this Agreement and (ii) its prospective investment as contemplated by the Transaction Documents, and has the ability to bear the economic risks of the investment.

     4.20 Full Disclosure.  Without limiting any of the foregoing, no
          ---------------
representation or warranty by Buyer herein and no other written statement or certificate furnished by or on behalf of Buyer to the Seller or its Representatives pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Buyer that has not been disclosed in this Agreement which (i) has had, or would reasonably be expected to have, a Material Adverse Effect on Buyer or (ii) which would reasonably be expected to materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

5.   Certain Covenants and Agreements.
     --------------------------------

     5.1  Pre-Closing Covenants.
          ---------------------

          (A)  Covenants of the Seller.  From the date hereof (except as set
               -----------------------
forth in Section 5.1(A) (vii) below) until the Closing Date, the Seller
         --------------------
covenants that it shall do the following (it being agreed by Buyer that it shall not unreasonably withhold its consent, which shall not be valid unless in writing, to any proposed departures, by the Seller, from the provisions of

Sections 5.1(A)(ix)-(xv) below):
------------------------

               (i) preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and in the State of Illinois;

               (ii) maintain, keep and preserve, in all material respects, all of the Assets;

               (ii) keep reasonably adequate books and records with respect to the Assets;

               (iv) maintain the insurance policies in effect as of the date of this Agreement which relate to the Assets;

               (v) comply (with respect to the persons, assets and operations of the Unit), in all material respects, with all applicable laws, rules, regulations and orders;

               (vi) at any reasonable time and from time to time, (a) permit the Buyer, or any agent or representative of either, to examine and make copies and abstracts from any and all of the Seller's records and books relating to the Assets and visit and inspect any and all of the Assets and (b) make available its officers and employees to discuss with the Buyer and its representatives the Assets and the Mini-Ad Vector Technology;

               (vi) in the event and to the extent, that events or circumstances occur or arise, or the Seller becomes aware of events or circumstances, which render any of the representations and warranties set forth in Section 3 hereof
                                                              ---------
inaccurate, and without limiting in any way the Buyer's rights under Section
                                                                     -------
6.1, promptly notify the Buyer thereof by delivering to Buyer new, updated or amended (and black-lined) Schedules relating to such events or circumstances;

               (vi) exercise commercially reasonable efforts to: (a) preserve intact, in all material respects, the Assets, and (b) keep available the services of the Designated Employees (as that term is defined in Section
                                                                 -------
5.1(B)(iv) below);
----------

               (ix) not mortgage, pledge or subject any of the Assets to any Encumbrance, other than Permitted Encumbrances;

               (x) not sell, transfer or otherwise dispose of any of the Assets, except in connection with (i) the sale of inventory in the ordinary course of business or (ii) the sale or other disposal in the ordinary course of business of any of the Other Assets no longer needed for the operation of the Unit without reasonable prior written notice to Buyer;

               (xi) not waive, release or compromise any material claims or rights of the Seller relating to the Assets;

               (xii) not, except in the ordinary course of business, increase the compensation (including severance and termination pay) payable to any employees of the Unit; or enter into any agreement with any employee of the Unit providing for a salary in excess of $50,000 per year;

               (xiii) not amend or terminate any Included Agreement, other than in the ordinary course of business and provided that such amendment or termination would not have a Material Adverse Effect on the Unit;

               (xiv) except as set forth on Schedules 3.7(A)-(H), inclusive, not abandon or forfeit any Intellectual Property, or any application for protection or registration of any Intellectual Property, included in the Assets; and

               (xv) provide such assistance as may be reasonably requested by the Buyer in connection with the employment by the Buyer of the Designated Employees (as that term is defined in Section 5.1(B)(iv) below) and provide the applicable severance benefits for those employees of the Unit who are not Designated Employees.


          (B)  Covenants of Buyer.  From the date hereof (except as set forth in
               ------------------
Section 5.1(B)(vi) below) until the Closing Date, Buyer covenants that it shall, and shall (except with respect to item (vi) below) cause each Subsidiary of Buyer to:

               (i) continue to operate, in all material respects, in the ordinary course of business;

               (ii) provide to the Seller copies of all management letters, audit letters and reports, including all drafts or preliminary versions of such letters and reports, in each case, prepared by its outside auditors in connection with any audit of its internal controls and procedures;

               (iii) not issue, deliver or sell, or authorize or propose to issue, deliver or sell (whether through the granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any shares of its capital stock of any class or series, or any other securities in excess of two percent (2%) of such class or series of stock, other than options, warrants, commitments, subscriptions or rights to purchase under plans or arrangements existing as of the Closing Date in aggregate amounts as set forth in Schedule
                                                                     --------
4.4, and provided that any such issuance, delivery or sale of stock shall not
---
reduce the Seller's Common Stock Consideration to less the percentage of the outstanding Buyer Common Stock determined pursuant to the provisions of Section
                                                                        -------
2.2.
---

               (iv) designate to the Seller those employees of the Unit whose services (as newly-hired employees) the Buyer is interested in employing subsequent to the Closing (such people as may be so designated by the Buyer from time to time prior to Closing, and whom Seller agrees may be employed by the Buyer subsequent to the Closing, being referred to as the "Designated Employees"), and offer to each such Designated Employee employment at a salary comparable to such Designated Employee's current salary with the Seller, and fund the cost of such Designated Employee's relocation expenses in connection with such employment by the Buyer;

               (v) at any reasonable time and from time to time, (a) permit the Seller, or any representative or agent of the Seller, to examine and make copies and abstracts from any and all of its records and books and visit and inspect any and all of its assets and properties and (b) make available its officers, employees and independent accountants to discuss with the Seller and its representatives its affairs, finances and accounts; and

               (vi) in the event and to the extent, that events or circumstances occur or arise, or Buyer becomes aware of events or circumstances, which render any of the representations and warranties set forth in Section 4 hereof inaccurate, and without limiting in any way the Seller's rights under Section
                                                 -------
6.2, promptly notify the Seller thereof by delivering to the Seller new, updated
---
or amended (and black-lined) Schedules relating to such events or circumstances.

          (C)  Filings.  The Buyer and the Seller shall each (and shall each
               -------
cause their Affiliated entities, as appropriate, to) (i) promptly take all such action as may be necessary under any laws applicable to or necessary for, and will file and, if appropriate, use their reasonable best efforts to have declared effective or approved, all documents and notifications with all Authorities which they deem necessary or appropriate for, the consummation of the transactions contemplated hereby and, (ii) promptly give any other party hereto information requested by such other party pertaining to it and its Subsidiaries and Affiliates which is reasonably necessary to enable such other party to take such actions and file in a timely manner all reports and documents required to be so filed by or under applicable laws.

          (D)  Plan for Designated Employees.  The Buyer and the Seller shall
               -----------------------------
develop a mutually agreeable plan for the issuance of options to purchase Buyer Common Stock to Designated Employees who are employed by the Buyer subsequent to the Closing.

          (E)  Due Diligence.  Each party shall give the other party's officers,
               -------------
employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of such party as relate to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, and shall furnish such information relevant thereto as the other party may reasonably request, and each party shall cooperate with the representatives of the other party. Each party hereto shall have completed its due diligence to its satisfaction by no later than one month after the date hereof.

          (F) Buyer shall reimburse Seller for all reasonable non-hemophilia related expenses which the Unit has incurred since January 1, 1998; provided,
                                                                    --------
however, that the amount of such reimbursement shall not exceed $35,000 of such
-------
expenses per month during such period; and provided, further, that Buyer shall
                                           --------  -------
not be required to reimburse Seller for such expenses in the event that (i) Seller's Board of Directors does not approve this Agreement and the transactions contemplated hereby or (ii) this Agreement is terminated pursuant to Section
                                                                     -------
13(B) hereof.  In the event this Agreement is terminated for any other reason,
-----
Buyer's obligation to reimburse Seller for all reasonable non-hemophilia related expenses of the Unit shall continue.

     5.2  Post-Closing Covenants.
          ----------------------

          (A)  Assignability.  To the extent that any lease, contract, license,
               -------------
agreement, sales or purchase order, commitment, property interest or other asset included in the Assets, or any claim, right or benefit arising thereunder or resulting therefrom (each an "Interest") is not capable of being sold, assigned, transferred or conveyed without the approval, consent, novation or waiver of the issuer thereof or the other party or parties thereto, or any other third person (including an Authority), or would be breached in the event of a sale, assignment, transfer, or conveyance without such approval, consent or waiver, this Agreement shall not, in the event any such issuer or third party shall object to such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof absent such approval, consent or waiver.

At the request of the Buyer, the Seller shall use its commercially reasonable best efforts, both prior and subsequent to the Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to the Buyer each such Interest as soon as reasonably practicable; provided, however, that the
                                                 --------  -------
Seller shall not be required to pay any additional consideration in order to obtain such approvals, consents or waivers. To the extent any of the approvals, consents or waivers referred to in this Section 5.2(A) have not been obtained as
                                        --------------
of the Closing, the Seller shall, during the remaining term of such Interest (and without limiting the Buyer's right to have the Seller persist, post-Closing, in attempting to obtain any such approval, consent or waiver), exercise commercially reasonable best efforts to cooperate with the Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interest to the Buyer.

          (B)  Facilitation of Possession.  Subsequent to the Closing, the
               --------------------------
Seller, at the request of the Buyer, shall write letters to, and otherwise communicate with third parties, and do such other reasonable acts and things as may be necessary or appropriate, to facilitate the gaining of possession by the Buyer of the Assets.

          (C)  Intellectual Property.  The Seller shall cooperate, and shall
               ---------------------
cause its Representatives to cooperate, with the Buyer in (i) obtaining, maintaining, enforcing, defending and confirming the Buyer's ownership of the Intellectual Property included in the Assets and (ii) enforcing and defending the Intellectual Property Rights arising from the Intellectual Property Assets. The Buyer shall reimburse the Seller's reasonable out of pocket costs, including, without limitation, reasonable attorneys fees, incurred in connection therewith.

          (D)  Preferred Stock.  Buyer shall not issue or sell any shares of
               ---------------
Buyer Preferred Stock to any person other than the Seller or an Affiliate of the Seller, so long as the Seller or any Affiliate of the Seller remains the beneficial owner of any shares of Buyer Preferred Stock.

          (E)  Employee Benefit Plans. Buyer shall have adopted employee benefit
               ----------------------
plans reasonably equivalent to those currently in place for employees of the Unit by the Closing Date; provided, however that Buyer may elect to continue the
                          --------  -------
urrent health/medical coverage for the Designated Employees under COBRA until such time as the Designated Employees are relocated to San Diego.

          (F)  Books and Records.  Seller shall, upon Buyer's request, provide
               -----------------
copies of any books and records not exclusively relating to the Mini-Ad Vector Technology or the Assets, redacted to exclude information which does not relate to the Mini-Ad Vector Technology or the Assets, which the Buyer has determined it requires in addition to the books and records it received at Closing. Buyer shall reimburse Seller for the cost of all such copies made pursuant to this

Section 5.2(F).
--------------

          (G)  Taxes.  To the extent relevant to the Assets and the Unit, Seller
               -----
shall (i) provide Buyer with such assistance as may reasonably be required in connection with the preparation of any Tax Return of Buyer and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings for Buyer relating to any liability for Taxes of Buyer and (ii) retain and provide Buyer with all records or other information in Seller's possession that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination, or other tax proceeding in each case, relating directly to the Buyer.

          (H)  Financial Statements.  To the extent relevant to the Assets and
               --------------------
the Unit, Seller shall (i) provide Buyer with such assistance as may reasonably be required in connection with the preparation of any financial statements of Buyer for periods prior to the Closing and (ii) retain and provide Buyer with all records or other information in Seller's possession that may be relevant to the preparation of any financial statements of Buyer for periods prior to the Closing.

 6.  Conditions to Obligations of the Buyer and the Seller
     -----------------------------------------------------

     6.1  The Buyer's Conditions.
          ----------------------

          The obligations of the Buyer to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by the Buyer in its sole and absolute discretion:

          (A) All representations and warranties of the Seller contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and all representations and warranties of the Seller contained in this Agreement which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (B) The Seller shall, in all material respects, have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement, or any Exhibit or instrument delivered pursuant to this
                       -------
Agreement, to be performed or complied with by it on or prior to the Closing
Date.

          (C) The Seller shall have obtained and delivered to the Buyer consents, in form reasonably satisfactory to the Buyer, executed by every party (other than the Seller) to every material Included Agreement to which the Seller becomes a party after the date hereof whose consent to the assignment and delegation of such agreement to the Buyer is required in order to avoid a violation of such agreement.

          (D) The Seller and the Buyer shall, simultaneously with the Closing, have executed and delivered the Transaction Documents.

          (E) The Seyfarth Opinion shall, simultaneously with the Closing, have been delivered to the Buyer.

     6.2  The Seller's Conditions.
          -----------------------

          The obligations of the Seller to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by the Seller in its sole and absolute discretion:

          (A) All warranties and representations of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and all representations and warranties of the Buyer which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (B) The Buyer shall, in all material respects, have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement, or any Exhibit, or instrument delivered pursuant to this
                       -------
Agreement, to be performed or complied with by it on or prior to the Closing
Date.

          (C) The Seller and the Buyer shall, simultaneously with the Closing, have executed and delivered the Transaction Documents.

          (D) The Buyer's Counsel's Opinion shall, simultaneously with the Closing, have been delivered to the Seller.

          (E) Buyer shall have completed a financing of $[ * ] or more from a third party on terms that are mutually agreeable to the parties hereto.

          (F) The execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been approved and authorized by the Board of Directors of the Seller.

     6.3  Mutual Conditions.
          -----------------

          The respective obligations of each party hereto to consummate the transactions contemplated hereunder are conditioned upon the following:

          (A) No order of any court or Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action or proceeding by any Authority or other person shall be pending or threatened which seeks to restrain the consummation, or challenges the validity or legality, of the transactions contemplated by this Agreement.

          (B) All other consents, approvals or orders of any Authority, the granting of which is required for the lawful consummation of the transactions contemplated hereby, shall have been obtained; and all other waiting and notification periods specified under applicable law the termination or expiration of which is necessary for such consummation shall have been terminated or shall have expired.

          (C) The Buyer and the Seller shall have developed a mutually agreeable plan for the issuance of options to purchase Buyer Common Stock to Designated Employees who are employed by the Buyer subsequent to the Closing.

7.   Deliveries of the Parties.
     -------------------------

     7.1  The Seller's Deliveries  to the Buyer.  At the Closing, the Seller
          -------------------------------------
shall deliver, or cause to be delivered, to the Buyer the following:

               (i) a Bill of Sale from the Seller and from each other entity, if any, which shall then own any Included Inventory or other assets constituting Assets, each to be in a form reasonably satisfactory to the Buyer;

               (ii) a good standing certificate, dated as of a date not more than five days prior to the Closing Date, as to the corporate existence and good standing of the Seller, certified by the Secretary of State of Delaware;

               (iii) such individual or general contract assignments as Buyer shall reasonably request;

               (iv) all governmental or other third party approvals, consents, grants, and licenses, if any, required to be procured by the Seller in connection with the transactions contemplated hereby;

               (v) a certificate of the Secretary of the Seller certifying and including the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and attesting to the incumbency and signatures of all officers executing any documents in connection with the transactions contemplated by this Agreement and the Transaction Documents;

               (vi) an executed copy of each of the Transaction Documents to which the Seller is a party;

               (vii) such other executed assignments, bills of sale, endorsements, notices, consents, novations, assurances and such other instruments of conveyance and transfer as counsel for the Buyer shall reasonably request and as shall be effective to vest in the Buyer the Seller's rights, title and interest in the Assets;

               (viii) an executed and notarized assignment of United States patents/patent applications for each United States patent or patent application included in the Assets, the form of which assignment shall be reasonably satisfactory to the Buyer; and

               (ix)   the Seyfarth Opinion.

     7.2  Deliveries of Buyer  to the Seller.  At the Closing, Buyer shall
          ----------------------------------
deliver to the Seller the following:

               (i) the Common Stock Consideration due at Closing to the Seller pursuant to Section 2.2 hereof;
                   -----------
               (ii) a good standing certificate, dated as of a date not more than five days prior to the Closing Date, as to the corporate existence and good standing of the Buyer, certified by the Secretary of State of the State of Delaware.

               (iii) all governmental or other approvals, consents, grants and licenses, if any, required to be procured by the Buyer in connection with the transactions contemplated hereby;

               (iv) an executed copy of each of the Transaction Documents to which the Buyer is a party;

               (v) a certificate of the Secretary of the Buyer certifying and including the resolutions of the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, and attesting to the incumbency and signatures of all officers executing any documents in connection with the transactions contemplated by this Agreement and the Transaction Documents; and

               (vi)   the Buyer's Counsel's Opinion.

8.   Survival of Representations: Indemnities.
     ----------------------------------------

     8.1  Survival.
          --------

          All representations and warranties contained in, or in any certificate delivered pursuant to or in connection with, this Agreement (the Agreement, together with such other certificates, being collectively referred to as "Documents") shall survive the Closing of the transactions contemplated under this Agreement until one (1) year from the Closing Date. All covenants and agreements contained in any Document shall survive in accordance with their terms.

     8.2  Indemnity.
          ---------

     (A) The Seller agrees to indemnify and hold the Buyer harmless from and against (i) any and all Losses which the Buyer shall sustain by reason of or in connection with the breach or inaccuracy of, or failure to comply with, any of the representations, warranties, covenants or undertakings, contained in any Document, made by the Seller, (ii) the Non-Assumed Liabilities, (iii) any broker's or finder's fee or commission due to any brokers with respect to the transactions contemplated hereby, and (iv) any and all Losses which the Buyer shall sustain in connection with (a) claims by third parties arising in connection with the Non-Assumed Liabilities, or (b) claims by third parties that they are due a broker's or finder's fee or similar compensation with respect to the transactions contemplated hereby, which claims arise out of actions of the Seller or any Representative of the Seller. Notwithstanding the foregoing, the Buyer shall not be entitled to any indemnification under this Section 8.2 (A)
                                                              ---------------
with respect to any Losses incurred by the Buyer as a result of the breach of any representation or warranty contained in Section 3 hereof, unless and until
                                            ---------
the amount of all Losses arising from breaches of representations and warranties contained in Section 3 shall, in the aggregate, exceed $100,000, provided,
             ---------                                           --------
however, that at the time the aggregate amount of  all such Losses exceeds
-------
$100,000, Buyer shall be entitled to indemnification for the full amount of all such Losses; provided, further, that the immediately preceding limitation shall
             --------  -------
not apply in the case of any fraudulent breach.

     (B) Buyer agrees to indemnify and hold the Seller harmless from and against (i) any and all Losses which the Seller shall sustain by reason of or in connection with the breach or inaccuracy of any of the representations, warranties, covenants or undertakings contained in any Document, made by the Buyer, (ii) the Assumed Liabilities, (iii) any broker's or finder's fee or commission due to any brokers with respect to the transactions contemplated hereby, and (iv) any and all Losses which the Seller shall sustain in connection with claims by third parties that they are due a finder's or broker's fee or similar compensation with respect to the transactions contemplated hereby, which claims arise out of actions of the Buyer or any of its Representatives; provided, however, that the Seller shall not be entitled to any indemnification
--------  -------
under this Section 8.2(B) with respect to any Losses incurred by the Seller as a
           --------------
result of the breach of any representation or warranty contained in Section 4 hereof, unless and until the amount of all Losses arising from breaches of representations and warranties contained in Section 4 shall, in the aggregate,
                                            ---------
exceed $100,000, provided, however, that at the time the aggregate amount of all
                 --------  -------
such Losses exceeds $100,000, Seller shall be entitled to indemnification for the full amount of all such Losses; provided, further, however, that the
                                    --------  -------
immediately preceding limitation shall not apply in the case of any fraudulent breach.

     (C) The Buyer agrees to indemnify and hold the Seller harmless from and against (i) the Buyer's Liabilities and (ii) any and all Losses which the Seller shall sustain in connection with claims by third parties arising in connection with the Buyer's Liabilities (subject to the exceptions set forth in Section
                                                                     -------
2.4(c) hereof).
------

     (D) (i) Notwithstanding anything to the contrary contained herein, but subject in any event to the rest of this Section 8.2(D), the maximum indemnity
                                         --------------
which the Seller could become obligated to provide to the Buyer, in the aggregate, under Section 8.2(A) for breaches of representations, warranties,
                 --------------
covenants and/or undertakings is $2,500,000 (in cash or securities, as more specifically provided below); provided, however, that notwithstanding the foregoing, any indemnity or payment to which the Buyer may be or become entitled under Sections 2.4(A), 8.2(A)(ii), (iii) and (iv), 9, 12 and 16.6 shall be paid
      ---------------------------  -----      --   -  --     ----
by the Seller, notwithstanding such $2,500,000 cap.

          (ii) In the event that the Seller becomes liable to indemnify Buyer for Losses under Section 8.2(A) for breaches of representations, warranties,
                 --------------
covenants and/or undertakings, any indemnified Losses shall be payable,

     . firstly, by surrender (i.e., cancellation) of indebtedness otherwise owed to the Seller under the Credit Agreement, such surrender/cancellation to be made on a dollar-for-dollar basis in accordance with the amount of Losses to be indemnified;

     . secondly, by surrender (i.e., transfer of ownership) to Buyer of shares of Buyer Preferred Stock (each share of Buyer Preferred Stock shall be valued at the price Seller paid for such Buyer Preferred Stock), such surrender to be made on a dollar-for-dollar basis in accordance with the amount of Losses to be indemnified; and

     . thirdly, at Seller's election, by payment of cash or by surrender (i.e., transfer of ownership) to Buyer of shares of Buyer Common Stock, such Buyer Common Stock to be valued at the most recent value established by the Board of Directors of the Buyer for the Buyer Common Stock for the purposes of the options to be issued to Designated Employees and such surrender to be made on a dollar-for-dollar basis in accordance with the amount of Losses to be indemnified.

     (E) Notwithstanding anything to the contrary contained herein, the maximum aggregate indemnity which the Buyer could, in the aggregate, become obligated to provide to the Seller under Section 8.2(B) for breaches of representations,
                            --------------
warranties, covenants and/or undertakings is $2,500,000; provided, however, that notwithstanding the foregoing, any indemnity or payment to which the Seller may be or become entitled under Sections 2.4(B), 2.4(C), 5.2(C)(i), 8.2(B)(ii),
                            ----------------------------------  ----------
(iii) and (iv), 8.2(C), 9, 12 and 16.6 shall be paid by the Buyer,
-----      --   ------  -  --     ----
notwithstanding such $2,500,000 cap.

     (F) Within a reasonable period of time after receipt by any party hereto of notification of the assertion by a third party, of any Third Party Claim (such recipient being referred to hereinafter as an "Indemnified Party"), such Indemnified Party shall give written notice of such Third Party Claim to each party which has, or would reasonably be expected to have, an obligation to indemnify such Indemnified Party under this Section 8 (an "Indemnifying Party");
                                            ---------
provided, however, that the failure to so notify the Indemnifying Party shall
--------  -------
not relieve him or it of any indemnity obligations hereunder unless, and to the extent, the Indemnifying Party's rights have been adversely affected by any such failure or delay. The Indemnifying Party shall (upon its delivery to the Indemnified Party of a written acknowledgment and agreement that, if such Third Party Claim shall be adversely determined, the Indemnifying Party shall be fully responsible hereunder to indemnify the Indemnified Party with respect to such Third Party Claim) have the option, upon notice to the Indemnified Party, to assume control of the defense of the Third Party Claim and the Indemnified Party may participate at its own expense in (but not control) the Third Party Claim (with counsel selected by it in its discretion) if it notifies the Indemnified Party in writing of its intention so to participate; provided,
                                                                 --------
however, that the Indemnifying Party shall not consent to the entry of any
-------
judgment or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party and its Affiliates and Representatives of a release from all liability in respect of such Action or which imposes any injunctive relief upon the Indemnified Party or any of its Affiliates or Representatives. In the event of such assumption, the Indemnified Party shall cooperate fully in the defense of the Third Party Claim as and to the extent reasonably requested by the Indemnifying Party (such cooperation shall include the retention and, upon the request of the Indemnifying Party, the provision to such party of records and information which are reasonably relevant to such claim or demand and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder). In the absence of any such assumption of the defense, the Indemnifying Party shall be obligated to cooperate in accordance with the preceding sentence.

     (G)  The provisions of this Section 8 are the exclusive remedy of any party
                                 ---------
to this Agreement against any other party to this Agreement for any claim for breach of any covenant, agreement, representation, warranty or other provision of this Agreement (other than a claim for specific performance or injunctive relief or a claim based upon fraud) with the intent that all such claims shall be subject to the limitations and other provisions contained in this Section 8.
                                                                     ---------

     (H) In no event shall any party hereto be entitled to or recover exemplary, punitive, special, consequential or liquidated damages or lost profits in any action under this Agreement or relating to the subject matter hereof.

9.   Transactional and Other Taxes.
     -----------------------------

          (A)  Transactional Taxes.  The Buyer shall bear and pay any and all
               -------------------
applicable Transactional Taxes with respect to the sale, transfer, or assignment of the Assets or otherwise on account of this Agreement or the transactions contemplated herein.

          (B)  Personal Property Taxes.  All personal property taxes relating to
               -----------------------
any and all personal property conveyed pursuant to this Agreement shall be pro-rated between the Buyer and the Seller in accordance with the relationship of the Closing Date to the entire relevant tax year. Any payment owed in respect of such pro-ration shall be made at Closing.

10.  Further Assurances and Cooperation.  Following the date hereof, and
     ----------------------------------
subject to the terms and conditions hereof, each of the Seller and the Buyer agrees to execute and deliver such documents and take such other action as shall be reasonably requested by the other party to carry out and effectuate the transactions contemplated by this Agreement. On and subsequent to the Closing Date, each party covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by another party to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments as may be reasonably necessary, expedient or proper in order to complete any and all of the conveyances, transfers, sales and assignments herein provided for.

11.  Notices.  All notices, requests, demands, and other communications
     -------
permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as Federal Express) or sent by pre-paid certified mail, return receipt requested, or facsimile transmission, with a confirmation copy personally delivered or sent by pre-paid certified mail, addressed or transmitted to the address or number stated below of the party to which notice is given, or to such other address or number as such party may have fixed by notice given in accordance with the terms hereof:

          To the Buyer:

          UroGen Corp.
          10835 Altman Row, Suite A
          San Diego, California  92121
          Attention:  Robert E. Sobol
          Facsimile: (619) 642-9173

          With a copy to:

          Wilson, Sonsini, Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Herbert P. Fockler, Esq.
          Facsimile: (650) 493-6811

          To the Seller:

          Baxter Healthcare Corporation
          1627 Lake Cook Road
          Deerfield, Illinois 60015
          Attention:     President - Venture Management
                         Associate General Counsel
          Facsimile:     (847) 940-6271

          With a copy to:

          Seyfarth, Shaw, Fairweather & Geraldson
          55 East Monroe Street
          Chicago, Illinois 60603-5803
          Attention:     Christopher A. Lause, Esq.
          Facsimile:     (312) 269-8869

Any notice, sent as provided above, shall be deemed given if personally delivered or, if sent by certified mail, upon delivery at the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered) or, if sent by facsimile transmission, upon receipt by the sender of confirmation of delivery.

12.  Expenses.  Subject to the terms of Section 8 hereof, each party hereto
     --------                           ---------
shall bear its own expenses (including all attorneys', accountants', investment bankers', brokers', representatives' and consultants' fees) incurred in connection with the negotiation, preparation, consummation and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

13.  Termination.  This Agreement may be terminated at any time on or prior to
     -----------
the Closing Date:

          (A)  by mutual consent of the Seller and the Buyer;

          (B) by the Buyer, if (i) there has been a material misrepresentation or breach on the part of the Seller with respect to any representation or warranty of the Seller set forth herein, or (ii) there has been any material failure on the part of the Seller to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by the Seller of notice thereof, or
(iii) any of the conditions set forth in Section 6.1 or 6.3 shall not have been
                                         ------------------
fulfilled within 90 days of the date hereof (other than by virtue of a breach of this Agreement by the Buyer) and the fulfillment thereof shall not have been waived by the Buyer; or

          (C) by the Seller, if (i) there has been a material misrepresentation or breach on the part of the Buyer in any of its representations or warranties set forth herein, or (ii) there has been any material failure on the part of the Buyer to comply with any of its obligations or to perform any of its covenants hereunder, which failure, if capable of remedy, has not been remedied within 15 days of receipt by the Buyer of notice thereof, or (iii) any of the conditions set forth in Section 6.2 or
                                                               --------------
6.3 shall not have been fulfilled within 90 days of the date hereof (other than
---
by virtue of a breach of the Agreement by the Seller) and the fulfillment thereof shall not have been waived by the Seller.

     A termination pursuant to Section 13(B) or (C) shall be effective
                               --------------------
immediately upon delivery of a notice of termination by the party or parties having the right to terminate to the other party or parties. In the event of a termination of this Agreement, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of Buyer or the Seller, except for amounts payable, if any, under Section 5.1(F) or for liability
                                          --------------
arising from a breach of this Agreement.

14.  Disclaimer.  The Seller shall not be deemed to have made to the Buyer any
     ----------
representation or warranty other than as expressly made by the Seller in Section 3 hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Seller in
Section 3 hereof, THE SELLER MAKES NO REPRESENTATION OR WARRANTY TO THE BUYER WITH RESPECT TO, AND WITH RESPECT TO PARAGRAPH (C) BELOW ONLY, THE BUYER MAKES NO REPRESENTATION OR WARRANTY TO THE SELLER WITH RESPECT TO:

          (A) ANY FINANCIAL INFORMATION WITH RESPECT TO THE UNIT OR ANY PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO THE BUYER OF FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS; OR

          (B) ANY ASSETS CONSISTING OF FURNITURE, SUPPLIES, TOOLS, MACHINERY, EQUIPMENT, MATERIALS OR THE BIOLOGICS, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 HEREOF, AND EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (ALL SUCH ASSETS BEING SOLD TO THE BUYER ON AN "AS IS" BASIS); OR

          (C)  EXCEPT AS COVERED BY A REPRESENTATION AND WARRANTY CONTAINED IN
SECTION 3 OR 4 HEREOF, ANY OTHER INFORMATION OR DOCUMENTS (FINANCIAL OR OTHERWISE) MADE AVAILABLE TO THE PARTIES HERETO OR THEIR COUNSEL, ACCOUNTANTS OR ADVISERS WITH RESPECT TO THE OTHER PARTY HERETO.

15.  Allocation of Consideration. The parties shall exercise their good faith
     ---------------------------
efforts to agree upon how the consideration paid or given for the Assets (including but not limited to the Purchase Consideration) shall be allocated. In the event that any such agreement is executed and delivered by the parties, such consideration shall be deemed, for all purposes (including those relating to Taxes of any kind whatsoever), to be allocated to the Assets in accordance therewith and, without limiting the foregoing, any IRS Forms 8594 shall be prepared consistent therewith.

16.  Miscellaneous.
     -------------

     16.1 Entire Agreement: No Modification. This Agreement, including the
          ---------------------------------
Exhibits, Schedules, Transaction Documents and instruments delivered pursuant
--------  ---------
hereto, sets forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by the Buyer and the Seller.

     16.2 Waiver of Breach. The waiver by a party of a breach or violation by
          ----------------
any other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

     16.3 Benefit of Parties; Assignment. This Agreement shall be binding upon
          ------------------------------
and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. No party shall have the right to assign or delegate any of its rights or obligations arising hereunder, except with the prior written consent of each other party hereto; provided, however, that any party may assign any or all of its rights,
        --------  -------
and delegate any or all of its obligations, hereunder to any person or entity who shall, by merger, consolidation, transfer of assets or otherwise, have acquired all or substantially all of the assets (not counting cash and cash equivalents) of such party; provided, further, that no such delegation shall
                            --------  -------
relieve the delegating party of the obligation to satisfy and discharge the obligation(s) so delegated. Notwithstanding the foregoing, the Seller shall have the right to assign this Agreement, and any rights and obligations arising hereunder, to an Affiliate of the Seller without the prior written consent of any other party hereto; provided, that no such assignment shall relieve the Seller of any of its obligations hereunder. Any purported assignment or delegation in violation of this Section 16.3 shall be null and void ab initio.
                                ------------                        -- ------

     16.4 Headings. The headings of the sections and paragraphs of this
          --------
Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     16.  Governing Law; Jurisdiction.  This Agreement shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws. Subject to Section 16.6 below, each party to this Agreement expressly and irrevocably (A) agrees that any legal action or proceeding under, arising out of or in any manner relating to, this Agreement, or any other Document delivered in connection herewith, if brought by the Buyer shall be brought in any court of the State of Illinois located in Cook County or in the United States District Court for the Northern District of Illinois, or, if brought by the Seller shall be brought in any court of the State of California located in San Diego County or in the United States District Court for the Southern District of California, (B) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding, (C) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to him, her or it by hand or by any other manner provided for in Section 11, (D) waives any claim or defense in any such action
                ----------
or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis, and (E) waives all rights, if any,
   ----- --- ----------
to trial by jury with respect to any such action or proceeding. Subject to
Section 16.6 below, nothing in this Section shall affect or impair in any manner or to any extent the right of any party to commence legal proceedings or otherwise proceed against any other party in any jurisdiction or to serve process in any manner permitted by law.

     16.6 Dispute Resolution.
          ------------------

          (A)  Provisional Remedies: The procedures specified in this Section
16.6 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided,
                                                                  ---------
however, that a party, without prejudice to these procedures, may seek a
-------
preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 16.6.

          (B) Negotiations Between Executives: The parties will attempt in good faith to resolve promptly any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 16.6).

          (C) Arbitration: In the event that any dispute arising out of or relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 16.6(B) within thirty (30) days following either party delivering notice of such dispute to the other party hereto, such dispute shall, upon written notice by either party to the other, be finally settled by arbitration administered by JAMS/Endispute in accordance with the provisions of its Comprehensive Arbitration Rules and Procedures and the United States Federal Arbitration Act, as modified below:

               (i) The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators all of whom shall be selected from a list of neutral arbitrators supplied by the JAMS/Endispute. From such list, each of Seller and Buyer shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

               (ii) The arbitration proceedings shall be conducted: (a) if notice demanding arbitration is delivered by the Buyer to the Seller, in Cook County, Illinois, or (b) if notice demanding arbitration is delivered by the Seller to the Buyer, in San Diego County, California.

               (iii) Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

               (iv) The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS/Endispute. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

               (v) Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators, provided that the chair of the panel of arbitrators may establish such longer times for presentations as the chair deems appropriate.

               (vi) The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

               (vii) The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however,
                                                            ---------  -------
               that the arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

          (D) Performance During Dispute: Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

          (E) Costs of Arbitration: The party which is found to have been more at fault in a dispute arbitrated under this Section 16.6 shall be responsible
                                            ------------
for paying the costs and expenses, including reasonable attorney's fees, which the other party has incurred in such arbitration.

     16.7   Multiple Counterparts; Execution by Fax. This Agreement may be
            ---------------------------------------
signed in any number of counterparts which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

     16.8   Exhibits, Schedules.  All Exhibits and Schedules referred to in this
            -------------------       --------     ---------
Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein.

     16.9   Construction.  The language in all parts of this Agreement shall in
            ------------
all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

      16.10 Publicity.  No party to this Agreement shall issue or cause the
            ---------
publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without first providing a draft of such press release or announcement to the other parties and obtaining the consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent any party from
          --------  -------
making any disclosure required by law, including, without limitation, the requirements of the SEC, the Securities Act and the rules promulgated thereunder, or any applicable stock exchange or the Nasdaq Stock Market.

        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                              SELLER:

                              BAXTER HEALTHCARE CORPORATION

                              By: /s/ Victor W. Schmitt
                                  ----------------------------------------
                              Title: President, Venture Management
                                     -------------------------------------


                              BUYER:

                              UROGEN CORP.


                              By: Paul D. Quadros
                                  ----------------------------------------
                              Title: President and CEO
                              --------------------------------------------